EXHIBIT 11

COMPUTATION OF EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share as calculated in accordance with FASB 128.

                                                                           Three months Ended July 31,
                                                                           ---------------------------
                                                                     1999                                1998
                                                         -----------------------------       -----------------------------
                                                           Basic             Diluted           Basic             Diluted
NUMERATOR:

   Net (loss) from continuing operations                 $  (922,231)      $  (922,231)      $(1,574,236)      $(1,574,236)
   Net income (loss) from discontinued operations          1,378,525         1,378,525            81,851            81,851
                                                         -----------       -----------       -----------       -----------

Net income (loss)                                        $   456,294       $   456,294       $(1,492,385)      $(1,492,385)
                                                         -----------       -----------       -----------       -----------
                                                         -----------       -----------       -----------       -----------

DENOMINATOR:

   Weighted average shares outstanding                     6,861,005         6,861,005         7,294,338         7,294,338
                                                         -----------       -----------       -----------       -----------

     Stock options and warrants                                   --                --                --                --
                                                         -----------       -----------       -----------       -----------


Weighted average shares outstanding                        6,861,005         6,861,005         7,294,338         7,294,338
                                                         -----------       -----------       -----------       -----------
                                                         -----------       -----------       -----------       -----------


Earnings (loss) per share - continuing operations        $     (0.13)      $     (0.13)      $     (0.22)      $     (0.22)
Earnings (loss) per share - discontinued operations      $      0.20       $      0.20       $      0.01       $      0.01
                                                         -----------       -----------       -----------       -----------

Earnings (loss) per share                                $      0.07       $      0.07       $     (0.21)      $     (0.21)
                                                         -----------       -----------       -----------       -----------
                                                         -----------       -----------       -----------       -----------



                                                                            Nine months Ended July 31,
                                                                            --------------------------
                                                                     1999                                1998
                                                         -----------------------------       -----------------------------
                                                           Basic             Diluted           Basic             Diluted
NUMERATOR:

   Net (loss) from continuing operations                 $(2,121,486)      $(2,121,486)      $(2,024,649)      $(2,024,649)
   Net income (loss) from discontinued operations          4,978,913         4,978,913          (829,666)         (829,666)
                                                         -----------       -----------       -----------       -----------

Net income (loss)                                        $ 2,857,427       $ 2,857,427       $(2,854,315)      $(2,854,315)
                                                         -----------       -----------       -----------       -----------
                                                         -----------       -----------       -----------       -----------

DENOMINATOR:

   Weighted average shares outstanding                     6,782,250         6,782,250         7,361,005         7,361,005
                                                         -----------       -----------       -----------       -----------

     Stock options and warrants                                   --                --                --                --
                                                         -----------       -----------       -----------       -----------


Weighted average shares outstanding                        6,782,250         6,782,250         7,361,005         7,361,005
                                                         -----------       -----------       -----------       -----------
                                                         -----------       -----------       -----------       -----------


Earnings (loss) per share - continuing operations        $     (0.31)      $     (0.31)      $     (0.28)      $     (0.28)
Earnings (loss) per share - discontinued operations      $      0.73       $      0.73       $     (0.11)      $     (0.11)
                                                         -----------       -----------       -----------       -----------

Earnings (loss) per share                                $      0.42       $      0.42       $     (0.39)      $     (0.39)
                                                         -----------       -----------       -----------       -----------
                                                         -----------       -----------       -----------       -----------